Exhibit 10.28

                                    AGREEMENT

     This AGREEMENT, dated as of June 4, 2003 (the "Agreement"), is by and among The Reader's Digest Association, Inc., a Delaware corporation (the "Company"), and the entities listed on Schedule A hereto (collectively, the "H Entities").

     WHEREAS, the H Entities are the beneficial owners of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"); and

     WHEREAS, the Company has agreed, among other matters, to (1) increase the size of the Board of Directors of the Company (the "Board") initially from nine
(9) to ten (10) members, (2) appoint William E. Mayer to the Board to fill the vacancy resulting therefrom and (3) thereafter, add one other new director to the Board to be selected by the Compensation and Nominating Committee (the "Nominating Committee") of the Board; and

     WHEREAS, the H Entities have agreed to refrain from submitting any stockholder proposal or director nominations at the Company's 2003 Annual Meeting of Stockholders ("2003 Annual Meeting") and, among other things, to vote for the election of the Company's nominees for directors for a specified period; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                       I.

                                 REPRESENTATIONS

     1.1 AUTHORITY; BINDING AGREEMENT. The Company hereby represents that this Agreement has been duly authorized, executed and delivered by it, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Each of the H Entities represents and warrants that this Agreement has been duly authorized, executed and delivered by such H Entity, and is a valid and binding obligation of such H Entity, enforceable against such H Entity in accordance with its terms.

     1.2 SHARE OWNERSHIP. The H Entities hereby represent and warrant that, as of the date hereof, they and their Affiliates and Associates (as such terms are hereinafter defined) are, collectively, the "beneficial owners" (as such term is hereinafter defined) of an aggregate of 8,327,431 shares of Common Stock (the "Shares"), and that neither they nor their Affiliates or Associates beneficially own, or have any rights, options or agreements to acquire or vote, any other shares of Common Stock.

     1.3  DEFINED TERMS.

     For purposes of this Agreement:

     (a) "Affiliate" and "Associate" have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission (the "SEC") under the

Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this Agreement, the H Entities acknowledge that Richard L. Grubman and Jonathon S. Jacobson are Affiliates.

     (b) The terms "beneficial owner" and "beneficially own" have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a person will also be deemed to be the beneficial owner of all shares of Common Stock which such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional.

     (c) The "Standstill Period" means the period from the date of this Agreement through June 4, 2004. If the Company (1) amends its By-laws or (2) advances the date of the Company's 2004 Annual Meeting of Stockholders, and either of such actions has the effect of advancing the final date by which a notice of director nomination or other business must be submitted to the Company under the Company's By-laws to be considered at the Company's 2004 Annual Meeting of Stockholders (the "Notice Deadline") to a date earlier than July 4, 2004, then the Company shall (A) give written notice to the H Entities of such amendment or advancement no later than two business days following the approval of the action by the Board and (B) extend the Notice Deadline for the H Entities to submit a notice of nomination or other business that otherwise meets the requirements under the Company's By-laws to July 4, 2004.

                                      II.

                                   COVENANTS

     2.1  DIRECTORS.

     (a) APPOINTMENT OF NEW DIRECTOR. The Company agrees that at the next regularly scheduled meeting of the Board on June 13, 2003, the Board will:

          (1) increase the size of the Board to ten (10) members and appoint William E. Mayer to fill the newly created directorship on the Board as a member of the class of directors with terms expiring at the 2003 Annual Meeting (each, a "Class 1 Director"); and

          (2) appoint Mr. Mayer to the Corporate Governance Committee and the Nominating Committee of the Board.

Mr. Mayer's appointment to the Board and these Committees will be effective from and after June 13, 2003. At such time as Mr. Mayer becomes a director of the Company, he will agree to be bound by the terms and conditions of the Company's policies applicable to directors including, without limitation, the Company's Ethical, Legal and Business Conduct Policies; Guidelines on Governance; Guidelines for Compliance With Responsibilities Under the United States Federal Securities Laws--Transactions in Securities by Directors and Reporting Officers; and the policy for reimbursement of expenses.

     (b) NOMINATION. The Company agrees to nominate Mr. Mayer for election as a Class 1 Director at its 2003 Annual Meeting and to solicit votes for his election in the same manner as votes are solicited for other Class 1 Directors.

     (c) ADDITIONAL DIRECTOR. The Nominating Committee will undertake a search for, and no later than the 2003 Annual Meeting, will appoint, one director to the Board in addition to Mr. Mayer (the "Additional Director"). In reviewing candidates, the Nominating Committee will take into account the candidates suggested by the H Entities. The Nominating Committee will undertake the search promptly, but will take no formal action with respect to a candidate before Mr. Mayer becomes a member of the Nominating Committee. The Additional Director may be appointed to any one of the three classes of the Board, as deemed appropriate by the Nominating Committee and in light of the requirement that no classes vary in size by more than one director.

     2.2  VOTING.

     (a) 2003 ANNUAL MEETING. The H Entities, together with their Affiliates and Associates, will not submit any stockholder proposal (pursuant to Rule 14a-8 or otherwise), or any notice of nomination or other business under the Company's By-laws, and will not nominate or oppose directors for election at the 2003 Annual Meeting. The H Entities will cause all shares of Common Stock beneficially owned by them, and their Affiliates or Associates, as of the record date for the 2003 Annual Meeting, to be present for quorum purposes and to be voted, at the 2003 Annual Meeting or at any adjournments or postponements thereof, in favor of (1) the directors nominated by the Board for election at the 2003 Annual Meeting and (2) any other matter brought before the 2003 Annual Meeting upon the recommendation of the Board by a unanimous vote of those members voting; provided, however, that this provision will not restrict the H Entities from voting as they deem appropriate in the exercise of their fiduciary duty with respect to a merger, tender offer, reorganization, recapitalization, sale of assets or other similar transaction which is submitted for stockholder approval at such meeting (it being understood that to the extent any such proposal includes the proposed election of an alternate slate of directors in lieu of those nominated by the Company, the H Entities, together with their Affiliates and Associates, will in all events be required to vote in favor of the Company's nominees).

     (b) OTHER MEETINGS. During the Standstill Period, the H Entities will cause all of the shares of Common Stock beneficially owned by them, and/or their Affiliates or Associates, as of the record date for any other meeting of stockholders of the Company, to be present for quorum purposes and to be voted, at such meeting or at any adjournments or postponements thereof, in favor of any matter brought before such meeting upon the recommendation of the Board by a unanimous vote of those members voting; provided, however, that this provision will not restrict the H Entities from voting as they deem appropriate in the exercise of their fiduciary duty with respect to a merger, tender offer, reorganization, recapitalization, sale of assets or other similar transaction which is submitted for stockholder approval at such meeting (it being understood that to the extent any such proposal includes the proposed election of an alternate slate of directors in lieu of directors nominated by the Company, the H Entities, together with their Affiliates and Associates, will in all events be required to vote in favor of the Company's nominees).

     2.3  LIMIT ON STOCK OWNERSHIP.

     Each of the H Entities covenants and agrees that until the expiration of the Standstill Period, neither it nor any of its Affiliates or Associates will, without the prior written consent of the Company, directly or indirectly, purchase or cause to be purchased or otherwise acquire or agree to acquire, or become or agree to become the beneficial owner of, any Common Stock or other securities issued by the Company, or any securities convertible into or exchangeable for Common Stock or any other equity securities of the Company, if in any such case immediately after the taking of such action the H Entities, together with their Affiliates and Associates, would, in the aggregate, beneficially own more than 10% of the then outstanding shares of Common Stock.

     2.4  OTHER ACTIONS BY THE H ENTITIES.

     Each of the H Entities agrees that, during the Standstill Period, neither it nor any of its Affiliates or Associates will, without the written consent of the Company, directly or indirectly:

     (a) form, join in or in any other way participate in a "partnership, limited partnership, syndicate or other group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Common Stock or deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement or pooling arrangement, other than solely with other H Entities or one or more Affiliates of an H Entity with respect to the Shares or pursuant to this Agreement;

     (b) solicit proxies or written consents of stockholders, or otherwise conduct any nonbinding referendum with respect to Common Stock, or make, or in any way participate in, any "solicitation" of any "proxy" to vote any shares of Common Stock with respect to any matter, or become a "participant" in any contested solicitation for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act);

     (c) seek to call, or to request the call of, a special meeting of the stockholders of the Company, or seek to make, or make, a stockholder proposal at any meeting of the stockholders of the Company or make a request for a list of the Company's stockholders; or

     (d) publicly disclose, or cause or facilitate the public disclosure (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) of any intent, purpose, plan or proposal to obtain any waiver, or consent under, or any amendment of, any provision of this Agreement, or otherwise seek (in any manner that would require public disclosure by any of the H Entities or its Affiliates or Associates) to obtain any waiver, or consent under, or any amendment of, any provision of this Agreement.

     2.5  PUBLICITY.

     (a) Promptly after the execution of this Agreement, the Company will issue a press release in the form attached hereto as Schedule B.

     (b) Neither the Company nor any of the H Entities, nor any of their respective Affiliates or Associates will, directly or indirectly, make or issue or cause to be made or issued any disclosure, announcement or statement (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) concerning the other party or any of its respective past, present or future general partners, directors, officers or employees, which disparages any of such party's respective past, present or future general partners, directors, officers or employees as individuals (recognizing that each party will be free to comment in good faith regarding the business of the other party, provided any such comment shall not otherwise violate the terms of this Agreement).

                                      III.

                                OTHER PROVISIONS

     3.1  REMEDIES.

     (a) Each party hereto hereby acknowledges and agrees, on behalf of itself and its Affiliates and Associates, that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court in the State of Delaware, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

     (b) Each party hereto agrees, on behalf of itself and its Affiliates and Associates, that any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby will be brought solely and exclusively in the courts of the State of Delaware and/or the courts of The United States of America located in the State of Delaware (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in
Section 3.3 will be effective service of process for any such action, suit or proceeding brought against any party in any such court. Each party, on behalf of itself and its Affiliates and Associates, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of Delaware or The United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

     3.2  ENTIRE AGREEMENT.

     This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

     3.3  NOTICES.

     All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy, when such telecopy is transmitted to the telecopy number set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

     if to the Company:      The Reader's Digest Association, Inc.
                             Reader's Digest Road
                             Pleasantville, NY 10570
                             Facsimile:  (914) 244-5644
                             Attention:  Michael A. Brizel, Senior Vice
                                         President and General Counsel

     with a copy to:         Wachtell, Lipton, Rosen & Katz
                             51 W. 52nd Street
                             New York, NY 10019
                             Attention:  Patricia A. Vlahakis

     if to the H Entities:   Highfields Capital Management LP
                             200 Clarendon Street
                             51st Floor
                             Boston, MA  02493
                             Facsimile:  (617) 850-7501
                             Attention:  Joseph F. Mazzella, General Counsel

     with a copy to:         Goodwin Procter LLP
                             Exchange Place
                             Boston, Massachusetts  02109
                             Facsimile:  (617) 523-1231
                             Attention:  Joseph L. Johnson III, P.C.

     3.4  GOVERNING LAW.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to any conflict of laws provisions thereof.

     3.5  COUNTERPARTS.


     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

                           THE READER'S DIGEST ASSOCIATION, INC.


                           By: /s/ MICHAEL A. BRIZEL
                           -----------------------------------------------------
                           Name:  Michael A. Brizel
                           Title: Senior Vice President & General Counsel


                           HIGHFIELDS CAPITAL I LP
                           By: Highfields Associates LLC, its General Partner


                           /s/ RICHARD L. GRUBMAN
                           -----------------------------------------------------
                           By: Richard L. Grubman
                           Title: Managing Member


                           HIGHFIELDS CAPITAL II LP
                           By: Highfields Associates LLC, its General Partner


                           /s/ RICHARD L. GRUBMAN
                           -----------------------------------------------------
                           By: Richard L. Grubman
                           Title: Managing Member


                           HIGHFIELDS CAPITAL LTD
                           By: Highfields Capital Management LP, its
                           Investment Manager


                           /s/ RICHARD L. GRUBMAN
                           -----------------------------------------------------
                           By: Highfields GP LLC
                           By: Richard L. Grubman
                           Title: Managing Member

                           HIGHFIELDS ASSOCIATES LLC


                           /s/ RICHARD L. GRUBMAN
                           -----------------------------------------------------
                           By: Richard L. Grubman
                           Title: Managing Member


                           HIGHFIELDS CAPITAL MANAGEMENT LP
                           By: Highfields GP LLC, its General Partner


                           /s/ RICHARD L. GRUBMAN
                           -----------------------------------------------------
                           By: Richard L. Grubman
                           Title: Managing Member

                                   SCHEDULE A



                Highfields Capital I LP

                Highfields Capital II LP

                Highfields Capital Ltd.

                Highfields Associates LLC

                Highfields Capital Management LP

                Highfields GP LLC

                                   SCHEDULE B

THE READER'S DIGEST ASSOCIATION, INC.
Media: William Adler, (914) 244-7585  william.adler@rd.com
Investor Relations: Richard Clark, (914) 244-5425  richard.clark@rd.com


              READER'S DIGEST TO APPOINT WILLIAM E. MAYER TO BOARD

     PLEASANTVILLE, NY, June 4, 2003 -- The Reader's Digest Association, Inc. (NYSE: RDA) today announced that it will appoint William E. Mayer to the company's Board of Directors at the Board's June 13, 2003 meeting. Mr. Mayer, 63, is the founder and co-senior partner of Park Avenue Equity Partners, L.P., a private equity fund that invests in mid-size companies by providing growth or strategic transaction capital. Mr. Mayer previously served as president, chief executive officer and managing director of The First Boston Corporation (now Credit Suisse First Boston). He has also been professor and dean of the College of Business and Management of the University of Maryland and dean of the William
E. Simon Graduate School of Business Administration at the University of Rochester (New York). He currently serves on the boards of directors of First Health Group Corp., Lee Enterprises, Incorporated and Technoserve and is also a trustee of the Liberty Group of Mutual Funds, Chairman of the Aspen Institute and a trustee of the University of Maryland. He holds B.S. and M.B.A. degrees from the University of Maryland. Mr. Mayer will join the class of directors of the company that stands for reelection at the company's November 2003 annual meeting of stockholders. Mr. Mayer will also join the company's Compensation and Nominating Committee and its Corporate Governance Committee.

(Photo: http://www.newscom.com/cgi-bin/prnh/20030604/NYW141)

     James E. Preston, Chairman of the company's Nominating Committee said, "We are pleased to add a candidate of Bill Mayer's financial expertise and business experience as an additional independent member of the Reader's Digest
Board."

     Mr. Mayer's appointment is the result of an agreement between the company and Highfields Capital Management LP, which owns approximately 8.5 percent of the outstanding common stock of the company. Also under the terms of the agreement, the

Nominating Committee will review a range of candidates and appoint another new director by the company's November 2003 annual meeting of stockholders. The agreement provides that for a period of one year from the date of the agreement, Highfields, among other things: (1) will vote its shares in favor of the individuals who are nominated by the Nominating Committee for election to the Board, (2) will not engage in any proxy solicitation with respect to the company, and (3) will not increase its beneficial ownership of the company's common stock to more than 10%.

     The Reader's Digest Association, Inc. is a global publisher and direct marketer of products that inform, enrich, entertain and inspire people of all ages and cultures around the world. Global headquarters are located at Pleasantville, New York. The company's main Web site is at www.rd.com.

     This release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual future results and occurrences to differ materially from the forward-looking statements. The Reader's Digest Association, Inc.'s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K, contain a discussion of additional factors that could affect future results and occurrences. Reader's Digest does not undertake to update any forward-looking statements.

                                       ###